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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 14, 2002


                               VCampus Corporation
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


         000-21421                                           54-1290319
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  (Commission file Number)                            (IRS Employer ID Number)


             1850 Centennial Park Drive, Suite 200, Reston, VA 20191
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code           (703) 893-7800
                                                   ----------------------------


                                       N/A
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          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

On February 14, 2002, VCampus received written notice from Nasdaq that the company's common stock has been below the $1.00 minimum bid price requirement for continued listing on the Nasdaq SmallCap Market for the last 30 consecutive trading days. Consequently, pursuant to Nasdaq Marketplace Rules, VCampus has 180 days, or until August 13, 2002, to regain compliance with the minimum bid price requirement before Nasdaq can pursue any further action on this issue. Under Nasdaq rules, compliance with the minimum bid price requirement can be demonstrated if the bid price of the company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days during the 180-day period. VCampus remains firmly committed to maintaining its listing and intends to consider and pursue several alternatives to regain compliance.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            VCAMPUS CORPORATION



Date:  February 28, 2002                    /s/ Deborah Colella
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                                            Deborah Colella
                                            Chief Financial Officer